ePlus inc.
                            SUPPLEMENTAL BENEFIT PLAN
                            FOR KLEYTON L. PARKHURST


                                   Section 1.
                                   ----------
                        Establishment and Purpose of Plan
                        ---------------------------------


1.1. Establishment and Duration of Plan. The Board of Directors of ePlus inc., a Virginia Corporation, hereby establishes the Supplemental Benefit Plan of ePlus inc. and its successors, effective as of February 23, 2005 through and including August 10, 2014 (the "Term"). By executing a Participation Agreement, the Executive agrees to the terms of the Plan.


1.2. Purpose of Plan. The purpose of the Supplemental Benefit Plan is to provide the benefits specified below to the Executive in recognition of the services to be provided by Executive to ePlus inc.


                                   Section 2.
                                   ----------
                                   Definitions
                                   -----------


2.1. "Beneficiary" means the person or persons who are designated by the Executive, in his Participation Agreement, to receive payments at his death.

2.2. "Deferred Benefit Account" means an amount determined in accordance with this Section 2.2. The Employee's Deferred Benefit Account at any time is an amount equal to the current cash surrender value of the Policy (assuming all scheduled premiums have been paid in full through the date of the Executive's termination of employment and no amounts whatsoever have been surrendered or borrowed against the Policy that would otherwise encumber the Policy in any manner). Furthermore, the Deferred Benefit Account shall be computed as if all policy dividends, if any, had been applied to purchase additional paid-up insurance. See Exhibit One for the illustration and projections for calculating the cash surrender value.

2.3. "Death Benefit" means a lump sum cash payment equal to the amount of (i) the Deferred Benefit Account on the Executive's date of death plus (ii) the difference between the face amount of the death benefit for the fully paid-up term life insurance policy and the amount of the Deferred Benefit Account.

2.4. "Employer" means E Plus, Inc., a Virginia Corporation, or any successor thereto and its subsidiaries.

2.5. "Executive" means Kleyton L. Parkhurst, the Senior Vice President of the Employer.

2.6. "Fiscal Year" shall mean the twelve month period beginning on January 1 of each year.

2.7. "Participation Agreement" means the agreement executed by the Executive upon being admitted to the Plan. The Participation Agreement shall be an integral part of the Plan.

2.8. "Plan" means this Supplemental Benefit Plan of the Employer and its successors as described herein.

2.9. "Policy" means a hypothetical permanent whole life insurance policy on the life of a male age 41 issued in a select premium class funded with ten annual premiums of $70,000 used to purchase $1,800,000 of death benefit.

2.10."Termination for Cause" means termination of the Executive's employment by the Company because of the Executive's personal dishonesty, incompetence, willful misconduct, conduct damaging the reputation of the Company, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease and desist order.


                                   Section 3.
                                   ----------
                               Payment of Benefits
                               -------------------

3.1. Upon the Executive's termination of employment, other than by death or Termination for Cause prior to August 11, 2014, the Employer will make a lump sum cash payment to the Executive in an amount equal to the then current value of the Executive's Deferred Benefit Account, however, if the lump sum payment is in excess of the amount which section 162(m) of the Code allows as deductible compensation, then the nondeductible amount shall be further deferred and distributed during the next fiscal year. If Executive has not been terminated for any reason on or before August 11, 2014, Employer will make a lump sum cash payment to Executive on such date in an amount equal to the then current value of Executive's Deferred Benefit Account, however, if the payment is in excess of the amount which section 162(m) of the Code allows as deductible compensation, then the nondeductible amount shall be further deferred and distributed during the next fiscal year.

3.2. If prior to August 11, 2014, the Executive's employment with the Employer is terminated on account of his death, then the Employer shall make a lump sum payment to the Executive's Beneficiary within sixty days. The amount of such lump sum payment shall be equal to the Executive's Death Benefit.

3.3. If the Executive's employment with the Employer is Terminated for Cause prior to August 11, 2014, then the Employer shall have no further obligation under the Plan. If, upon the death of the Executive, there is no properly designated living Beneficiary, then any payment due under Section
     3.2 shall be made to the personal representative of the Executive's estate.

3.4. Sections 3.1 and 3.2 constitute the only conditions under which benefits are payable under the Plan.

                                   Section 4.
                                   ----------
                                Rights and Duties
                                -----------------

4.1. No person shall have any interest in the Policy or in any fund or specific asset or assets of the Employer by reason of this Plan, or for any other reason, or have any right to receive any distributions under the Plan except as and to the extent expressly provided under the Plan. Any person entitled to a payment under the Plan is a general creditor of the Employer.

4.2. No claim by the Executive or any Beneficiary to receive payment hereunder shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or hereafter payable shall be void. No payment under this Plan shall be subject to debts or liabilities of the Executive or any Beneficiary.

4.3. Every person receiving or claiming payments under the Plan shall be presumed to be mentally competent until the date on which the Employer receives a written notice in a form and manner acceptable to the Employer that such person is incompetent and that a guardian, conservator or other person legally vested with the interest of his estate has been appointed. If a guardian or conservator of the estate or any person receiving or claiming payments under the Plan is appointed, payments under this Plan may be made to such guardian or conservator provided that the proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Employer. Any payments so made shall be a discharge of any liability of the Employer for such payments.

4.4. Each person entitled to receive a payment under this Plan, whether the Executive, a Beneficiary, a guardian or otherwise, shall provide the Employer with such information as it may from time to time deem necessary or in its best interest in administering the Plan. Any such person shall also furnish the Employer with such documents, evidence, data or other information as the Employer may from time to time deem necessary or advisable.


                                   Section 5.
                                   ----------
                          Duties of Plan Administrator
                          ----------------------------

5.1. The Plan shall be administered by the Plan Administrator.

5.2. The Plan Administrator may from time to time establish rules and regulations for the administration of the Plan and adopt standard forms for such matters as elections, beneficiary designations and applications for benefits, provided such rules and forms are not inconsistent with the provisions of the Plan.

5.3. All determinations of the Plan Administrator shall be binding on all parties. In construing or applying the provisions of the Plan, the Employer shall have the right to rely upon a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Employer, whether or not any question or dispute has arisen as to any distribution from the Plan.

5.4. The Plan Administrator shall be responsible for maintaining books and records for the Plan.

                                   Section 6.
                                   ----------
                            Amendment or Termination
                            ------------------------

6.1. The Employer may not amend, modify, terminate, or discontinue the Plan at any time without the written consent of the Executive.


                                   Section 7.
                                   ----------
                          Not a Contract of Employment
                          ----------------------------

7.1. This Plan is not a contract of employment between the Executive and the Employer. No provision of this Plan restricts the right of the Employer to discharge the Executive, or restricts the right of the Executive to terminate his employment.

                                   Section 8.
                                   ----------
                                Claims Procedure
                                ----------------

8.1. If a benefit under this Plan is not paid to the Executive or to a Beneficiary and such person believes that he or she is entitled to receive it, a claim shall be made in writing to the Plan Administrator within sixty days from the date payment was to be made Such claim shall be reviewed by the Plan Administrator and the Employer. If the claim is denied, in full or in part, the Plan Administrator shall provide written notice within ninety days setting forth the specific reasons for denial. The notice shall include specific reference to the provisions of this Plan upon which the denial is based and any additional material or information necessary to perfect the claim, if any. Such written notice shall also indicate the steps to be taken if a review of the denial is desired.

8.2. If the claim is denied and a review is desired, the claimant shall notify, the Plan Administrator in writing within sixty days. A claim shall be treated as denied if the Plan Administrator does not take action in the aforesaid ninety day period. In requesting review, the claimant may review this Plan or any documents relating to it and submit any written issues and comments he may feel appropriate. In his or her sole discretion the Plan Administrator shall then review the claim and provide a written decision within sixty days. This decision likewise shall state the specific provisions of this Plan on which the decision is based.

8.3. The General Counsel of the Employer is hereby designated as the Named Fiduciary and Plan Administrator of this Plan.

                                   Section 9.
                                   ----------
                            Construction and Expense
                            ------------------------

9.1. Whenever the context so requires, words in the masculine include the feminine and words in the feminine include the masculine and the definition of any terms in the singular may include the plural.

9.2. All expenses of administering the Plan shall be paid by the Employer unless the Plan provides to the contrary. In the event of any audit, arbitration or litigation or any other action or proceeding relating to the effectiveness, legality, interpretation, performance, enforcement or termination of this Agreement, the Employer shall bear the full costs, including reasonable attorneys' fees, incurred as a result of such action or proceeding.

9.3. The Plan shall be construed, administered, and governed in all respects under the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, this Plan has been executed as of February 23,  2005


                                  ePlus inc.


                                  BY:/s/ Philip G. Norton
                                     -------------------------------------------
                                     Philip G. Norton, Chief Executive Officer



                                  BY:/s/ Kleyton L. Parkhurst
                                     -------------------------------------------
                                     Kleyton L. Parkhurst, Executive